SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                November 23, 1999

                                 MathSoft, Inc.
                                 --------------
             (Exact name of Registrant as specified in its charter)



         Massachusetts               0-020992          04-2842217
      ----------------------         --------        ------------
      (State or jurisdiction        (Commission      (IRS Employer
        of Incorporation)           File number)   Identification No.)


                                 101 Main Street
                            Cambridge, Massachusetts
                         (Address of principal     02142
                                                   -----
                        executive offices)     (Zip Code)

                                 (617) 577-1017
                                 --------------
               Registrant's telephone number, including area code


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Item  5.  Other  Events.
------------------------

FreeScholarships.com was incorporated in June 1999 as a wholly owned subsidiary of MathSoft Incorporated. Its objective is to create and leverage a high volume destination web site for students and their family members. The company's mission is to assist families in meeting the rising costs of a quality education.

In order to attract traffic to its content-rich web site, FreeScholarships.com will give away money for school using a variety of online mechanisms. The company anticipates that these mechanisms will encourage repeat traffic. FreeScholarships.com plans to generate revenue from a variety of sources, including sponsorships, commerce and advertising.

Prior to becoming cash flow positive, this new venture will require a significant amount of cash to fund its marketing, development and infrastructure costs. MathSoft has invested $3.0 million in FreeScholarships.com in a Convertible Preferred Series "A" security and currently anticipates investing an additional $2.0 million. Management for MathSoft and FreeScholarships.com are exploring a variety of approaches for meeting FreeScholarships.com's cash needs beyond this first $5.0 million of investment.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MATHSOFT,  INC.



November  23,  1999                   By: /s/  Robert  P.  Orlando
                                          ---------------------------
                                          Robert  P.  Orlando
                                          Chief  Financial  Officer


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